UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 25, 2012

Atlas Resource Partners, L.P.

(Exact name of registrant as specified in its chapter)

Delaware	1-35317	45-3591625
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Park Place Corporate Center One 1000 Commerce Drive, Suite 400 Pittsburgh, PA		15275
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 800-251-0171

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Convertible Class B Preferred Units

On July 25, 2012, in connection with the Merger (defined below), Atlas Resource Partners, L.P. (the “Partnership”) amended its limited partnership agreement (the “First Amendment”) to set forth the terms of its newly-created Convertible Class B Preferred Units (the “preferred units”), with a face value of $26.03 per unit (the “face value”). The Partnership issued 3,841,721 preferred units to the holders of the Class A Units of Titan (defined below) as part of the Merger Consideration (defined below).

The preferred units will receive cash distributions, paid quarterly on the same date as the distribution payment date for the Partnership’s common units, equal to the greater of (i) $0.40 and (b) the quarterly common unit distribution payable for the most recently completed fiscal quarter, in each case multiplied by the number of common units into which each preferred unit is convertible. The record date for the determination of holders entitled to receive distributions of the preferred units will be the same as the record date for determination of common unit holders entitled to receive quarterly distributions, provided that if the Partnership does not pay a distribution with respect to the common units for any quarter, the preferred distribution payment date will be not later than the 45th following the end of the quarter. The preferred units are not entitled to receive any distributions in respect of the quarter ended June 30, 2012. If the Partnership fails to pay in full any distribution on the preferred units, the Partnership will not be permitted to make any distributions on the common units until all preferred distributions have been paid in full.

Holders have the right to convert their preferred units, in whole or in part, at any time before July 25, 2015, into a number of common units equal to (i) the face value plus all unpaid preferred distributions (the “liquidation value”) divided by (ii) the face value, subject to customary anti-dilution adjustments. Unless previously converted, all preferred units will convert into common units on July 25, 2015. If a preferred unit conversion occurs before the record date for payment of common unit distributions and the preferred units convert into additional common units (because of the increase in the liquidation value by virtue of unpaid preferred distributions), the additional common units will not receive the common unit distribution with respect to the relevant quarter.

The preferred units will have class voting rights on any matter that adversely affects or amends any of the rights, preferences, obligations or privileges of the preferred units, except that no holder of preferred units will have any voting rights with respect a merger, consolidation or business combination, or sale or other transfer of all or substantially all of the Partnership’s properties or assets, except to the extent it has converted its preferred units into common units before the record date for common units to vote on any such transaction.

Upon any liquidation, dissolution or winding up of the Partnership, or the sale of all or substantially all of its assets, the holders of preferred units generally will be entitled to receive, in preference to the holders of any of the Partnership’s other securities, an amount equal to the liquidation value of the units. While any preferred units remain outstanding, the Partnership is not permitted to issue any equity securities ranking senior to, or pari passu with, the preferred units with respect to liquidation preference or distributions without the affirmative vote of at least 75% of the outstanding preferred units.

Registration Rights Agreement

In connection with the Merger, the Partnership entered into a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which the Partnership agreed to file a registration statement with the Securities and Exchange Commission within 6 months of July 25, 2012 to register the resale of the common units issued as part of the Merger Consideration and issuable upon conversion of the preferred units. The

Partnership agreed to use its commercially reasonable efforts to have the registration statement declared effective by March 31, 2013, and to cause the registration statement to be continuously effective until the earlier of (i) the date as of which all such common units registered thereunder are sold by the holders and (ii) one year after the date of effectiveness.

Credit Agreement Amendment

On July 26, 2012, the Partnership entered into an amendment (the “Second Amendment”) to its senior secured revolving credit facility (the “Credit Facility”) to increase the borrowing base from $250 million to $310 million. The Partnership borrowed $17 million under the Credit Facility to fund the cash portion of the Merger Consideration.

This summary of the First Amendment, the Registration Rights Agreement and the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the agreements, copies of which are attached hereto as Exhibits 4.1, 4.2 and 10.1.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On July 25, 2012, the Partnership and Titan Merger Sub, LLC, an indirect wholly owned subsidiary of the Partnership (“MergerCo”), completed the previously announced merger (the “Merger”) with Titan Operating, LLC (“Titan”) pursuant to which MergerCo merged with and into Titan, with Titan continuing as the surviving company and an indirect wholly owned subsidiary of the Partnership renamed Atlas Barnett, LLC (“Atlas Barnett”). Atlas Barnett owns interests in approximately 52 natural gas proved developed wells and approximately 250 Bcfe of proved reserves and 700 Bcfe of proved, probable and possible reserves and associated assets in the Barnett Shale, in each case located in Bend Arch—Fort Worth Basin in North Texas.

In connection with the Merger, each holder of the Class A Units of Titan received its pro rata share of the merger consideration (the “Merger Consideration”), consisting of 3,841,721 common units and 3,841,721 preferred units, and approximately $15.4 million in cash for closing adjustments. The Merger Consideration is subject to certain post-closing adjustments, and any difference between the Merger Consideration delivered at the closing and the final Merger Consideration will be settled by delivery by the owing party to the owed party of common units and preferred units with a value equal to the difference, determined based on a per unit price of $26.03 (based on the volume weighted average trading price for common units for the 10-day period ended May 15, 2012 of $26.03). The common units and preferred units were, and any additional units issued as a result of post-closing adjustments will be, issued and sold in a private transaction exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

The Merger Agreement was filed by the Partnership as Exhibit 2.1 to its Current Report on Form 8-K filed on May 21, 2012.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth above under Item 2.01 is hereby incorporated by reference.

Item 7.01	Regulation FD Disclosure.

On July 26, 2012, the Partnership issued a press release related to the foregoing. A copy of the press release is attached hereto as Exhibit 99.1.

Item 8.01.	Other Events.

On July 26, 2012, Atlas Barnett joined as a guarantor of the Credit Facility. A copy of the Joinder Agreement is attached hereto as Exhibit 10.2.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

(b)	Pro Forma Financial Information.

Historical financial statements for the businesses acquired and pro forma financial information are not included in this Current Report on Form 8-K. This information will be filed in a subsequent Current Report on Form 8-K as required by Securities and Exchange Commission regulations.

(d)	Exhibits

4.1	Amendment No. 1 to Amended and Restated Agreement of Limited Partnership of Atlas Resource Partners, L.P. dated as of July 25, 2012

4.2	Registration Rights Agreement dated as of July 25, 2012

10.1	Second Amendment to Amended and Restated Credit Agreement dated as of July 26, 2012

10.2	Joinder Agreement dated as of July 26, 2012

99.1	Press Release dated as of July 26, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 26, 2012	ATLAS RESOURCE PARTNERS, L.P.

By: Atlas Resource Partners GP, LLC, its general partner

	By:	/s/ Sean P. McGrath
	Name:	Sean P. McGrath
	Its:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amendment No. 1 to Amended and Restated Agreement of Limited Partnership of Atlas Resource Partners, L.P. dated as of July 25, 2012

4.2	Registration Rights Agreement dated as of July 25, 2012

10.1	Second Amendment to Amended and Restated Credit Agreement dated as of July 26, 2012

10.2	Joinder Agreement dated as of July 26, 2012

99.1	Press Release dated as of July 26, 2012